Exhibit 99.1

PRESS RELEASE	March 18, 2019

Tilray, Inc. Reports Full Year 2018 Financial Results

Revenue Rises 110.0% to $43.1 (C$56.4) Million in 2018

Strategic Partnerships and Acquisitions Position Tilray to Accelerate Global Sales Growth and Drive Long-Term Shareholder Value

NANAIMO, BRITISH COLUMBIA – Tilray, Inc., (“Tilray” or the “Company”) (Nasdaq: TLRY) a global leader in cannabis research, cultivation, production and distribution, today reported financial results for the fourth quarter and year ended December 31, 2018. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

“2018 was a very successful year for Tilray with many corporate milestones. Our team made significant progress on our long-term initiatives including increasing production capacity, expanding and strengthening strategic partnerships, and acquiring complementary businesses to accelerate our future growth and leadership position in medical and adult-use cannabis,” commented Brendan Kennedy, President and Chief Executive Officer of Tilray. “Looking ahead, we remain committed to pursuing global growth opportunities and will be disciplined in deploying capital, particularly in the United States and Europe, where we believe we have multiple paths for value creation.”

2018 Financial Highlights

•

Revenue increased to $43.1 (C$56.4) million, up 110.0% compared to last year. The increase in revenue was driven by bulk sales, the inaugural sales for the Canadian adult-use market and accelerated wholesale distribution in export markets.

•	Total kilogram equivalents sold increased over two-fold to 6,478 kilograms from 3,024 kilograms in the prior year.
•

Average net selling price per gram increased to $6.61 (C$8.59) compared to $6.52 (C$8.42) in the prior year. In 2018, there was significant revenue growth for extract products compared to dried flower, where extracts represented 49% of the sales mix in 2018 compared to 20% in 2017.

•

Net loss for the year was $67.7 million, or $0.82 per share, compared to $7.8 million, or $0.10 per share, for 2017. Net loss includes non-cash stock-based compensation charges of $21.0 million compared to a $0.1 million charge in the prior-year.  Adjusted EBITDA was a loss of $33.1 million compared to a loss of $5.5 million the prior year. The increased net loss and Adjusted EBITDA declines were primarily due to the

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	March 18, 2019

increase in operating expenses related to continued growth, expansion of international teams, and costs related to financings and the initial public offering (“IPO”). See “Use of Non-U.S. GAAP Financial Measures.”

Fourth Quarter 2018 Financial Highlights

•

Revenue increased to $15.5 (C$20.9) million, up 203.8% compared to the fourth quarter of last year, driven by bulk sales, inaugural sales in the Canadian adult-use market and accelerated wholesale distribution in export markets.

•	Total kilogram equivalents sold increased almost three-fold to 2,053 kilograms from 694 kilograms in the prior year period.
•	Average net selling price per gram increased to $7.52 (C$10.05) compared to $7.13 (C$9.12) in the prior year period.
•

Net loss for the quarter was $31.0 million or $0.33 per share compared to $3.0 million or $0.04 per share for the prior year period. Net loss includes non-cash stock-based compensation charges of $4.1 million compared to $34 thousand in the prior year period.  Adjusted EBITDA was a loss of $17.8 million compared to a loss of $2.1 million the prior year period. The increased net loss and Adjusted EBITDA declines were primarily due to the increase in operating expenses related to growth initiatives, expansion of international teams and costs related to financings and M&A activities.

Business Highlights

•	Expanded strategic alliance with Sandoz, a Novartis Division, globally to increase access to medical cannabis products to patients in need across the world.
•	Announced research and development partnership with AB InBev focused on non-alcohol THC and CBD beverages. Each company intends to invest up to $50 million, for a total of up to $100 million.
•

Announced a long-term revenue sharing agreement with Authentic Brands Group (“ABG”) to leverage their portfolio of brands and develop, market and distribute consumer cannabis products across the world. This global partnership will focus on CBD products in the United States and THC/CBD products in Canada, and elsewhere as regulations permit.[1]

•

Acquired Manitoba Harvest, a hemp and natural foods producer in Winnipeg, Manitoba, for up to $317 (C$419) million, subject to certain revenue milestones. Manitoba Harvest distributes its products to over 16,000 retail locations in the United States and Canada.[2]

[1]	Announced January 14, 2019
[2]	Announced February 20, 2019

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PRESS RELEASE	March 18, 2019

•	Acquired Natura Naturals Holdings Inc., a licensed cannabis cultivation facility in Leamington, Ontario, for up to $53.4 (C$70.0) million, subject to certain cultivation milestones.[3]
•

Invested $5.7 (C$7.5) million in Quebec-based cannabis producer ROSE Lifescience Inc. and entered into a sale, supply, distribution, and marketing agreement for ROSE to deliver adult-use cannabis products in Québec.

•	Acquired Alef Biotechnology SpA, a licensed cannabis company in Chile, which will allow Tilray to import, produce and distribute Tilray branded medical cannabis throughout Latin America.
•	Signed Supply Agreement for Hemp-Derived CBD from LiveWell Canada, which will be sourced from the United States and Canada and be used for wellness and medical products across North America.
•	Partnered with researchers at the Lambert Initiative for Cannabinoid Therapeutics at the University of Sydney to complete a study examining the effects of cannabis on driving and cognitive function.
•	Formed an International Advisory Board to provide guidance to the Company’s executive team and Board of Directors on global expansion.
•

Expanded global senior leadership team with six strategic hires: Andrew Pucher as Chief Corporate Development Officer; Greg Christopher as EVP of Operations; Rita Seguin as EVP of Human Resources; Dara Redler as General Counsel; Charlie Cain as VP of Retail; and Sascha Mielcarek as Managing Director Europe.[4]

•	Completed a successful harvest of medical cannabis at the Company’s European Union campus in Portugal and expect multiple harvests in the coming months.[5]

Conference Call

The Company will host a conference call to discuss these results today at 5:00 p.m. ET. Investors interested in participating in the live call can dial 877-489-6528 from the United States and 629-228-0736 internationally. A telephone replay will be available approximately two hours after the call concludes through Monday, April 1, 2019, by dialing 855-859-2056 from the United States, or 404-537-3406 from international locations and entering confirmation code 6093459.

There will also be a simultaneous, live webcast available on the Investors section of the Company’s website at www.tilray.com. The webcast will be archived for 30 days.

[3]	Announced February 19, 2019
[4]	Announcements made on January 31, 2019, February 7, 2019 and March 18, 2019
[5]	Announced March 6, 2019

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	March 18, 2019

About Tilray®

Tilray is a global pioneer in the research, cultivation, production and distribution of cannabis and cannabinoids currently serving tens of thousands of patients and consumers in twelve countries spanning five continents.

Forward Looking Statements

This press release contains “forward-looking statements”, which may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions. including statements regarding our growth potential, the sustainability of growth, demand for our products and the medical and adult-use cannabis markets and anticipated plans for strategic partnerships. Forward-looking statements are not a guarantee of future performance and are based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, including assumptions in respect of current and future market conditions. Actual results, performance or achievement could differ materially from that expressed in, or implied by, any forward-looking statements in this press release, and, accordingly, you should not place undue reliance on any such forward-looking statements and they are not guarantees of future results. Forward-looking statements involve significant risks, assumptions, uncertainties and other factors that may cause actual future results or anticipated events to differ materially from those expressed or implied in any forward-looking statements. Please see the heading “Risk Factors” in Tilray’s Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on November 14, 2018, for a discussion of the material risk factors that could cause actual results to differ materially from the forward-looking information. Tilray does not undertake to update any forward-looking statements that are included herein, except in accordance with applicable securities laws.

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	March 18, 2019

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to Adjusted EBITDA, which is not a financial measure calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).  Adjusted EBITDA is calculated as net income (loss) before interest expense, net; other (income), net; deferred income tax recovery, tax expense; foreign exchange (gain) loss; depreciation and amortization; and stock-based compensation expense.  A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. The Company believes Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations.  Management uses Adjusted EBITDA to compare the Company's performance to that of prior periods for trend analyses and planning purposes.  Adjusted EBITDA is also presented to the Company’s Board of Directors.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP.  Non-U.S. GAAP measures exclude significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and are subject to inherent limitations.

For further information:

Media: Chrissy Roebuck, +1-833-206-8161, news@tilray.com

Investors: Katie Turner, +1-646-277-1228, katie.turner@icrinc.com

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	March 18, 2019

TILRAY, INC.
Consolidated Statements of Net Loss and Comprehensive Loss
(in thousands of U.S. dollars, except for per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue	$15,531	$5,113	$43,130	$20,538
Cost of sales	12,397	2,179	28,855	9,161
Gross margin	3,134	2,934	14,275	11,377
Research and development expenses	1,848	739	4,264	3,171
Sales and marketing expenses	6,305	3,252	15,366	7,164
General and administrative expenses	13,778	1,521	31,307	8,401
Stock-based compensation expense	4,111	34	20,988	139
Operating loss	(22,908)	(2,612)	(57,650)	(7,498)
Foreign exchange loss (gain), net	6,321	55	7,234	(1,363)
Interest expense, net	7,717	258	9,110	1,686
Other (income) expense, net	(1,398)	3	(1,820)	(12)
Loss before income taxes	(35,548)	(2,928)	(72,174)	(7,809)
Deferred income tax recovery	(4,485)	—	(4,485)	—
Current income tax (recovery) expense	(53)	—	34	—
Net loss	$(31,010)	$(2,928)	$(67,723)	$(7,809)
Net loss per share - basic and diluted	(0.33)	(0.04)	(0.82)	(0.10)
Weighted average shares used in computation of net loss per share - basic and diluted	93,169,688	75,000,000	83,009,656	75,000,000
Net loss	$(31,010)	$(2,928)	$(67,723)	$(7,809)
Foreign currency translation gain	127	523	662	282
Loss on investments classified as available-for-sale	(765)	—	(765)	—
Comprehensive loss	$(31,648)	$(2,405)	$(67,826)	$(7,527)

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	March 18, 2019

TILRAY, INC.
Consolidated Balance Sheets
(in thousands of U.S. dollars, except for per share data)

	December 31,	December 31,
	2018	2017
Assets
Current assets
Cash and cash equivalents	$487,255	$2,323
Short-term investments	30,335	—
Accounts receivable, net of allowance of $292 and $8 as of December 31, 2018 and 2017, respectively	16,525	983
Other receivables	969	1,131
Inventory	16,211	7,421
Prepaid expenses and other current assets	3,007	545
Total current assets	554,302	12,403
Property and equipment, net	80,214	39,985
Intangible assets, net	4,486	934
Investments	16,911	—
Deposits and other assets	754	626
Total assets	$656,667	$53,948
Liabilities
Current liabilities:
Accounts payable	$10,649	$5,563
Accrued expenses and other current liabilities	14,818	2,021
Accrued obligations under capital lease	470	379
Current portion of long-term debt	—	9,432
Privateer Holdings debt facilities	—	32,826
Total current liabilities	25,937	50,221
Accrued obligations under capital lease	8,286	8,579
Deferred tax liability	4,424	—
Convertible senior notes due 2023, net of issuance costs	420,367	—
Total liabilities	$459,014	$58,800
Stockholders’ equity (deficit)
Class 1 common stock ($0.0001 par value, 250,000,000 shares authorized and 16,666,667 shares issued and outstanding at December 31, 2018; none authorized, issued or outstanding at December 31, 2017)	2	—
Class 2 common stock ($0.001 par value; 500,000,000 shares authorized and 76,504,200 shares issued and outstanding at December 31, 2018; none authorized, issued or outstanding at December 31, 2017)	8	—
Capital stock (none authorized, issued or outstanding at December 31, 2018; 1 share authorized, issued and outstanding at December 31, 2017)	—	—
Additional paid-in capital	302,057	31,736
Accumulated other comprehensive income	3,763	3,866
Accumulated deficit	(108,177)	(40,454)
Total stockholders’ equity (deficit)	197,653	(4,852)
Total liabilities and stockholders’ equity (deficit)	$656,667	$53,948

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	March 18, 2019

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Adjusted EBITDA reconciliation:
Net loss	$(31,010)	$(2,928)	$(67,723)	$(7,809)
Stock-based compensation expense	4,111	34	20,988	139
Foreign exchange loss (gain), net	6,321	55	7,234	(1,363)
Interest expense, net	7,717	258	9,110	1,686
Other (income) expense, net	(1,398)	3	(1,820)	(12)
Deferred income tax recovery	(4,485)	—	(4,485)	—
Current income tax (recovery) expense	(53)	—	34	—
Depreciation and amortization	1,009	452	3,562	1,853
Adjusted EBITDA	$(17,788)	$(2,126)	$(33,100)	$(5,506)

Tilray | Nanaimo, BC | www.tilray.com